Exhibit 10.2

         Consulting and Overriding Royalty Agreement with Davis & Namson



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17
D:\WINWORD\JOANNE\BUSINESS\CONSULTING AND OVERRIDING ROYALTY AGREEMENT.doc
                   CONSULTING AND OVERRIDING ROYALTY AGREEMENT
                            DATED SEPTEMBER 20, 1999

BETWEEN:

           SAN JOAQUIN OIL & GAS LTD., a corporation incorporated under the laws of the State of Nevada and having an office in the City of Calgary, in the Province of Alberta ("San Joaquin")

                                     - and -

           DAVIS & NAMSON CONSULTING GEOLOGISTS, a California Partnership, having an office in the City of San Fernando, in the State of California (the "Consultant")

WHEREAS:

A. San Joaquin wishes to retain the Consultant to provide geological consulting services in locating, evaluating, investigating, appraising and acquiring hydrocarbon prospects in the San Joaquin and Sacramento basin of California in accordance with the directions of San Joaquin; and

B. The Consultant has agreed to provide such services to San Joaquin on the terms and subject to the conditions set out herein.

THE PARTIES AGREE AS FOLLOWS:

                           ARTICLE 1 - INTERPRETATION

1.1      DEFINITIONS
In this Agreement, unless the context otherwise requires, the following terms shall have the following meanings:

         "ACQUIRED PROSPECTS" means all Prospects set forth in Prospect Letters in which an interest is acquired by San Joaquin within a period of two years from the date of acceptance of each applicable Prospect Letter, including interests obtained by way of lease, purchase, farmin or other types of agreements and also including any 50% Interests San Joaquin has elected to acquire;

         "CONFIDENTIAL INFORMATION" includes: a) all Prospects, data, evaluations, information and reports prepared as part of the Services;
         b) all confidential and proprietary information and trade secrets relating to the Services; and c) techniques, inventions, ideas, processes and procedures, know-how, computer software and related intellectual property and similar information concerning the business of San Joaquin;

         "CONSULTANT'S REPRESENTATIVES" means the Partners, employees, agents, officers, directors, representatives, consultants, or advisors of the Consultant;

         "EFFECTIVE DATE" means September 20, 1999;

         "50% INTEREST" is defined in Subsection 3.3 b);

         "INITIAL TERM" means the period from the Effective Date until January 20, 2000, inclusive;

         "NON-ACQUIRED PROSPECTS" means all Prospects other than Acquired Prospects;

         "NOTICES" is defined in Section 10.1;

         "OVERRIDING ROYALTY" is defined in Schedule "B";

         "PARTIES" means San Joaquin and the Consultant, and "PARTY" means either of them;

         "PARTNERS" means Jay Namson and Thom Davis or either of them, as the context requires;

         "PERSON" includes a corporation, an individual, a partnership, a firm, an association and a syndicate;

         "PRODUCTS" is defined in Section 5.1;

         "PROHIBITED AREA" shall mean all lands within the Study Areas for which Prospects have been generated by Consultant;

         "PROHIBITED BUSINESS" means any business which may be directly or indirectly in competition with the business of San Joaquin in the Prohibited Area;

         "PROSPECT MAP" is defined in Section 3.1;

         "PROSPECTS" means all prospects relating to interests in lands or the hydrocarbon rights thereto generated by the Consultant as part of the Services pursuant to the terms of this Agreement, and "PROSPECT" means a particular one of the Prospects;

         "PROSPECT LETTER" means a letter in the form of Schedule "C" generated by the Consultant with respect to a Prospect;

         "RENEWAL PERIODS" is defined in Section 4.1;

         "ROYALTY LANDS" is defined in the Royalty Procedure;

         "ROYALTY PROCEDURE" means the document attached as Schedule "B";

         "SERVICES" means the geological consulting services to be provided by the Consultant hereunder as set forth in Schedule "A" and such other consulting services as the Parties may agree from time to time;

         "STUDY AREAS" means lands and geological formations within the San Joaquin and Sacramento Basin area of California;

         "TERM" is defined in Section 4.2;

         "TERMINATION DATE" is defined in Section 4.1;

1.2      INTERPRETATION
a) The headings of the articles and sections of this Agreement are inserted for convenience of reference only and shall not be used in construing or interpreting any provisions hereof.
b) Whenever the singular or masculine or neuter is used in this Agreement, the same shall be construed as meaning the plural or feminine or body politic or corporate and vice versa as the context or reference to the Parties may require.

1.3      SCHEDULES
All Schedules attached hereto are incorporated herein by reference as fully as though contained in the body hereof. The Schedules are as follows:
         a) Schedule "A" which sets forth and describes the Services to be performed hereunder;
         b) Schedule "B" which is the Royalty Procedure, including all accepted Prospect Letters that are to be attached thereto pursuant to the terms of this Agreement; and
         c) Schedule "C" which is a form of Prospect Letter to be presented by the Consultant. Should there be a conflict between the provisions of the body of this Agreement and a Schedule hereto, the provisions in the body of the Agreement shall prevail to the extent necessary to resolve the conflict.


                              ARTICLE 2 - RETAINER

2.1      RETAINER
San Joaquin agrees to retain the Consultant to provide San Joaquin with the Services and the Consultant agrees to provide the Services to San Joaquin.

2.2      PROVISION OF SERVICES
a) The Services to be provided hereunder by the Consultant shall be provided by the Partners. The Partners may from time to time utilize the assistance of other Consultant's Representatives, including geological technicians, as may be appropriate to provide them with technical assistance in performing the Services. If an additional independent geologist, or an engineer, landman or geophysicist is required by Consultant to assist in providing the Services, such additional independent geologist or such engineer, landman or geophysicist may be hired only with the prior approval of San Joaquin.
b) During the Initial Term, the Consultant shall provide Services of Partners for 30 man days per month or 120 days during the Initial Term. For each Renewal Period, San Joaquin may elect, with the approval of the Consultant, to increase or decrease the foregoing number of days in increments of 10 days per month.


                              ARTICLE 3 - PROSPECTS

3.1      PROSPECT LETTERS
The Consultant shall generate and present to San Joaquin a Prospect Letter in the form of Schedule "C" for each and every Prospect developed as part of the Services. Each Prospect Letter shall describe the lands and include a map outlining the area (the "Prospect Map") covering such Prospect. San Joaquin may accept some, none or all of the Prospects described in such Prospect Letters, in its sole discretion.

3.2      ACCEPTANCE OF PROSPECTS
Each Prospect Letter that is accepted by San Joaquin shall be incorporated into this Agreement as part of Schedule "B" as of the date of acceptance of the applicable Prospect Letter by San Joaquin. The lands described therein and the Prospect Map attached thereto shall become part of the Royalty Lands for purposes of Schedule "B".

3.3      REJECTION OF PROSPECTS BY SAN JOAQUIN
a) If San Joaquin initially rejects a Prospect Letter, it may nevertheless (subject to Subsection 3.3 b) hereof) within twelve (12) months of the presentation of the applicable Prospect Letter by Consultant, subsequently  elect to  accept  such  Prospect  Letter  by  sending  an amending letter to the Consultant. The Consultant shall acknowledge receipt of such amending letter and the applicable Prospect Letter shall be incorporated into this Agreement as part of Schedule "B" as of the date of such acceptance by San Joaquin.
b) After four (4) months from the date that a Prospect Letter has been presented by the Consultant to San Joaquin, if San Joaquin has not accepted the Prospect Letter, the Consultant shall have the right to have a third party acquire the applicable Prospect and any leases with respect thereto. In such case, if, during the fifth through twelfth months (inclusive) from the date of the presentation of the Prospect Letter, a third party agrees to acquire such Prospect, the Consultant shall provide San Joaquin with the right to elect to acquire a fifty percent (50%) interest in such Prospect (the "50% Interest"), along with the right to act as operator of the Prospect. If San Joaquin elects to acquire such 50% Interest, San Joaquin shall pay its 50% share of any geological, geophysical or lease acquisition costs relating thereto. If San Joaquin elects to acquire such 50% Interest, the applicable Prospect Letter shall be incorporated into this Agreement as part of Schedule "B" for the 50% Interest as of the date of such election by San Joaquin, and the lands described therein and the Prospect Map attached thereto shall become part of the Royalty Lands for purposes of Schedule "B".
c) After one year from the date that a Prospect Letter has been presented by the Consultant to San Joaquin, if San Joaquin has not accepted such Prospect Letter, the Consultant shall be free to have a third party acquire the applicable Prospect with no further obligation to provide an interest to San Joaquin.

3.4      DEVELOPMENT OF PROSPECTS
Nothing herein contained or implied shall obligate San Joaquin to accept any Prospect nor to acquire an interest in or perform any operations upon or with respect to any of the lands contained in any of the Prospects.
                            ARTICLE 4 - COMPENSATION

4.1      REMUNERATION
In consideration for the provision by Consultant of the Services hereunder, San Joaquin shall pay to the Consultant the following fees:

         Day Rate for Partners                       U.S. $750/day
         Geological Technicians                      U.S. $275/day
         Travel Day Rate for Partners                U.S. $750/day

It is understood and agreed that:
a) the Consultant shall be solely responsible for any additional salaries and wages, cost of holidays, vacation, sickness and disability benefits, insurance coverage and other customary allowances which may be payable to any of Consultant's Representatives; and that
b) the above-referenced fees cover all office overhead costs and include all engineering, geological and geophysical data relating to the Prospects currently in the possession of the Consultant.

Every four weeks during the Term, the Consultant shall provide invoices to San Joaquin setting forth the fees payable to Consultant for that four week period and San Joaquin shall pay such invoices by wire transfer to the Consultant's bank account.

4.2      EXPENSES
Consultant shall be reimbursed for all reasonable out of pocket expenses, including costs for travel, supplies, shipping, plotting and new data, actually and properly incurred by the Consultant in connection with providing the Services hereunder. On a monthly basis, any expenses in an aggregate amount greater than $2000.00 shall require prior approval of San Joaquin. The Consultant shall furnish statements and backup materials to support all expenses.

4.3      OVERRIDING ROYALTY
In addition to paying the remuneration and expenses set forth in Sections 4.1 and 4.2, San Joaquin shall also award the Partners constituting the Consultant an Overriding Royalty on all oil and gas leases obtained within areas indicated on Prospect Maps for Acquired Prospects in accordance with Schedule "B". Acquisition by San Joaquin of any oil and gas leases on prospects not generated by the Consultant will not be subject to the Overriding Royalty, nor will any Non-Acquired Prospects be subject to the Overriding Royalty.

4.4      NO OTHER INTEREST
Except as provided in Sections 4.1, 4.2 and 4.3, the Consultant shall not be entitled to any other fees nor any share of the interest of San Joaquin in any Acquired Prospect and that San Joaquin alone shall be solely entitled to the rights and benefits in respect to the Acquired Prospects.


              ARTICLE 5 - REPRESENTATIONS, WARRANTIES AND COVENANTS

5.1      REPRESENTATION AND WARRANTY BY CONSULTANT
The  Consultant  represents  and warrants to San Joaquin that the Consultant and all applicable Consultant's Representatives have the required skills and experience to perform the duties and exercise the responsibilities required of the Consultant in performing the Services hereunder. Without limiting the generality of the foregoing, the Consultant agrees that Consultant's Representatives shall remain members in good standing in their respective professional associations and conduct themselves in accordance with the rules governing the conduct of the members of the said associations.

5.2      NO DELEGATION OF SERVICES
The Consultant covenants and agrees with San Joaquin that it shall not delegate performance of the Services to any person without the prior written consent of San Joaquin.


                          ARTICLE 6 - TERM OF AGREEMENT

6.1      INITIAL TERM AND RENEWAL PERIODS
The Initial Term of this Agreement shall be the period of time commencing on the Effective Date and ending on January 20, 2000. The Agreement shall continue for successive four month periods (the "Renewal Periods") thereafter until terminated by either Party by written notice given at least 45 calendar days prior to the end of any such four month period. The Agreement shall thereupon terminate on the last day of such four month period after such notice has been given (the "Termination Date").

6.2      TERM
The Term of this Agreement shall be from the Effective Date until the Termination Date.


                           ARTICLE 7 - CONFIDENTIALITY

7.1      OWNERSHIP OF PRODUCTS
The Consultant acknowledges and agrees that all Prospects, inventions, improvements, discoveries, intellectual property or trade secrets (collectively the "Products") made, conceived, developed or reduced to practice in the performance of the Services hereunder shall belong exclusively to San Joaquin. The Consultant agrees to take all steps to vest in San Joaquin all of the right, title and interest in and to any of the Products and will, at the request and expense of San Joaquin, procure appropriate intellectual property protection covering the Products. This Section will cease to apply to any Products relating to Non-Acquired Prospects one year from the date that each the applicable Prospect Letter was presented to San Joaquin by the Consultant, or in the case of a 50% Interest acquired by San Joaquin pursuant to Subsection 3.3 b), this Section will not apply to any Products relating to the other 50% interest acquired by the applicable third party.

7.2      CONFIDENTIAL INFORMATION
a) Except with the express written consent of San Joaquin or as otherwise herein expressly provided, the Consultant shall not, either during the Term of this Agreement or at any time thereafter, disclose or cause to be disclosed, either directly or indirectly, any of the Confidential Information in any manner, to anyone other than to the officers, directors and management of San Joaquin.
b) The Confidential Information shall only be disclosed to Consultants Representatives on a "need to know" basis. Consultant shall ensure that all such Persons having access to the Confidential Information comply with the provisions of this Agreement.
c) The confidentiality obligations hereunder shall not apply to any of the Confidential Information that the Consultant can demonstrate is available to the public other than as a result of disclosure by the Consultant or Consultant's Representatives.
d) The confidentiality obligations hereunder shall cease to apply to any Non-Acquired Prospects one year from the date that the applicable Prospect Letter was presented to San Joaquin by the Consultant. Between the fifth and twelfth months (inclusive) from the date that a Prospect Letter for a Non-Aquired Prospect was presented to San Joaquin, the Consultant shall be entitled to disclose Confidential Information to a third party in exercising its rights under Subsection 3.3 b).
e) The Consultant shall be entitled to disclose Confidential Information to a court of competent jurisdiction or to any regulatory body having jurisdiction, provided that:
                  (i) The Consultant shall take reasonable steps to maintain the confidentiality of the Confidential Information by the court or regulatory body; and
                  (ii) The Consultant shall provide San Joaquin with immediate written notice of any request for disclosure.

7.3      LIABILITY AND INDEMNITY
The Consultant shall:
         a) be liable to San Joaquin for all loss and damages whatsoever which San Joaquin may sustain or incur; and, in addition
         b) indemnify and hold harmless San Joaquin from and against all loss and damages whatsoever which may be suffered by San Joaquin or which it may sustain or incur by reason of the failure of the Consultant or Consultant's Representatives to comply with the obligations contained in Sections 7.1 and 7.2 of this Agreement.

7.4      OTHER REMEDIES
The Consultant acknowledges the competitive value of the Confidential Information. Accordingly, the Consultant agrees, that in addition to the remedies provided in Section 7.3, that injunctive relief, specific performance or other equitable relief are appropriate remedies for any breach of this Agreement by the Consultant or Consultant's Representatives.


                           ARTICLE 8 - NON-COMPETITION

8.1      NON-COMPETITION
The Consultant agrees that it will not at any time during the Term or for a period of four (4) months following the Termination Date of this Agreement:
         a) individually or jointly with or in association with or conjunction with or in partnership with any Person carry on or be engaged in or be concerned with the Prohibited Business within the Prohibited Area;
         b) as agent for any person or as an officer, director or shareholder of any corporation be engaged in or concerned with the Prohibited Business within the Prohibited Area; or
         c) in any manner whatsoever, carry on or be engaged in or concerned with or be interested in the Prohibited Business within the Prohibited Area.

Subject to Section 7.2 and the foregoing provisions of this Section 8.1, Consultant shall, however, be allowed to present and submit research papers and lead geological field trips in the Prohibited Area.

8.2      RESTRICTIONS VALID
The Consultant acknowledges and agrees that all restrictions contained in this Agreement are reasonable and valid and all defenses to the strict enforcement thereof by the Consultant are hereby waived.


                              ARTICLE 9 - CAPACITY

9.1      INDEPENDENT CONTRACTOR
It is acknowledged that the Consultant is being retained by San Joaquin in the capacity of an independent contractor and not as an employee of San Joaquin. The Parties agree that this Agreement does not create a partnership or joint venture between them.


                    ARTICLE 10 - GENERAL CONTRACT PROVISIONS

10.1     NOTICES
All notices, requests, demands or other communications (collectively, "Notices") by the terms hereof required or permitted to be given by one Party to the other, or to any other person, shall be given in writing by personal delivery or by registered mail, postage prepaid, or by facsimile transmission to such other party at the following address:

         a)       To San Joaquin at:        53 STRATFORD PLACE S.W.
                                            CALGARY, ALBERTA T3H 1H7
                                            FAX: (403) 246-5056

b)       To the Consultant at:              301 S. MACLAY STREET
                                            SUITE 201
                                            SAN FERNANDO, CALIFORNIA 91340
                                            FAX: (818) 838-0366

or such other address as may be given by a Party to the other Party hereto in writing from time to time.

All such Notices shall be deemed to have been received when delivered or transmitted or, if mailed, 72 hours after 12:01 a.m. on the day following the day of the mailing thereof. If any Notice shall have been mailed and if regular mail service shall be interrupted by strikes or other irregularities, such Notice shall be deemed to have been received 72 hours after 12:01 a.m. on the day following the resumption of normal mail service, provided that during the period that regular mail service is interrupted, all Notices shall be given only by personal delivery or by facsimile transmission.

10.2     FURTHER ASSURANCES
The Parties shall sign such further and other documents, cause such meetings to be held, resolutions passed and by-laws enacted, exercise their vote and influence, do and perform and cause to be done and performed such further and other acts and things as may be necessary or desirable in order to give full effect to this Agreement and every part hereof.

10.3     COUNTERPARTS
This Agreement may be executed in several counterparts, each of which so executed shall be deemed to be an original and such counterparts together shall be one and the same instrument.

10.4     TIME OF THE ESSENCE
Time shall be of the essence of this Agreement and of every part hereof and no extension or variation of this Agreement shall operate as a waiver of this provision.

10.5     ENTIRE AGREEMENT
This Agreement constitutes the entire Agreement between the Parties with respect to all the matters herein and its execution has not been induced by, nor do either of the Parties rely upon or regard as material, any representations or writings whatever not incorporated herein and made a part hereof. This Agreement may not be amended or modified in any respect except by written instrument signed by the Parties. Any schedules referred to herein are incorporated herein by reference and form part of this Agreement.

10.6     ENUREMENT
This Agreement shall enure to the benefit of and be binding upon the Parties and
their   respective   legal   personal    representatives,    heirs,   executors,
administrators or successors.

10.7     ASSIGNMENT
San Joaquin may assign its rights and obligations under this Agreement. This Agreement may not be assigned by the Consultant, except that the Overriding Royalty may be assigned as provided in Schedule "B".

10.8     CURRENCY
Unless  otherwise   specifically  provided  for  herein,  all  monetary  amounts specified herein shall refer to the lawful money of the United States of America.

10.9     GOVERNING LAW
This Agreement shall be governed by and construed in accordance with the laws of the State of California and each Party irrevocably attorns to the non-exclusive jurisdiction of the Courts of such State.

10.10    CALCULATION OF TIME
When calculating a period of time within which or following which any act is to be done or step taken pursuant to this Agreement, the date which is the reference date shall, unless otherwise specifically included, be excluded. If the last day of a period is not a business day, then the time period in question shall end on the first business day following such non-business day.

10.11    SEVERABILITY
If any portion of this Agreement is determined to be invalid or unenforceable for any reason whatsoever, that invalidity or unenforceablity shall not affect the validity or enforceability of remaining portions of this Agreement and such invalid or unenforceable portion shall be severed from the remainder of this Agreement.

IN WITNESS WHEREOF the Parties have executed this Agreement this 3 day of October, 1999.

SAN JOAQUIN OIL & GAS LTD.                  DAVIS & NAMSON
                                            CONSULTING GEOLOGISTS
PER:   /s/ J. Timothy Bowes                PER:  /s/ Jay S. Namson
    ---------------------------                ----------------------------
J. TIMOTHY BOWES,                           JAY S. NAMSON, PH.D.
PRESIDENT
                                            PER:   /s/ Thomas L. Davis
                                                ---------------------------
                                                 THOMAS L. DAVIS. PH.D.

                            SCHEDULE "A" - SERVICES

Attached to and made part of an Agreement dated the 20th day of September, 1999, between San Joaquin Oil & Gas Ltd. and Davis & Namson Consulting Geologists

"SERVICES" SHALL INCLUDE THE FOLLOWING ACTIVITIES TO BE PERFORMED BY THE CONSULTANT UNDER THE AGREEMENT:

A.       GEOLOGICAL EVALUATION OF STUDY AREAS
         The Consultant shall cause to be conducted a detailed, thorough and complete geological study and evaluation of such lands and geological formations within the Study Areas as directed by San Joaquin during the Term for the purpose of locating, evaluating, investigating and appraising hydrocarbon prospects in the Study Areas. The Consultant shall have a good faith obligation to present all Prospects developed during the Term to San Joaquin by presenting Prospect Letters to San Joaquin as contemplated in the Agreement. The Consultant shall recommend which of the Prospects should become Acquired Prospects. The Consultant shall assist San Joaquin from a technical standpoint in developing sufficient technical and strategic expertise regarding the Prospects with which to acquire lands that may become available through lease, purchase, farmin or otherwise. During the Initial Term, the Services shall specifically include the following work programs:

         I. During the period from the Effective Date until November 20, 1999 ("Phase I"), the Services shall include the following work program:
                  A.       Review leads in Davis and Namson inventory.
                  B.       Select leads for further work and land evaluation.
                  C.       Begin developing leads into Prospects.
                  D. Acquire additional geologic and geophysical data and review non-proprietary seismic data over leads and Prospects.
                  E.       Initiate land review.
                  F. Review outside company proposals and data rooms (including Enron, Aera, Chevron, Texaco).
                  G.       Recommend lands for leasing.

         II. During the period from November 21, 1999, until January 20, 2000 ("Phase II"), the Services shall include the following work program:
                  A. Develop new Davis and Namson regional leads and trends.
                  B.       Generate new Davis and Namson prospects.
                  C.       Review outside proposals in light of new prospects.
                  D.       Initiate land review.
                  E.       Recommend lands for leasing.
                  F. Farm out Davis and Namson generated prospects and seek partners.

B.       BUDGETS AND WORK PROGRAMS
At least thirty (30) days before the end of the Initial Term and before each Renewal Period, the Consultant shall provide San Joaquin with the following:

         1. a proposed work program setting our a proposed work program for the next succeeding four (4) month period; and

         2. a proposed budget for the next succeeding four (4) month period, including the following:

                  A. Number of days for which Services will be provided by Consultant (to be divided into number of days and the day rates for each category of Consultant's Representatives, including Partners, landmen, geophysicists, geologists, geological technicians and
                           other   technical   aides)
                  B.       Travel Expenses
                  C.       Geological  and  Geophysical   Data   Acquisition
                  D.       Miscellaneous

The Parties will discuss and reach mutual agreement upon any budgets and work programs to be carried out as part of the Services for each Renewal Period.

                                  SCHEDULE "B"
                                ROYALTY PROCEDURE

         ATTACHED TO AND MADE PART OF AN AGREEMENT DATED THE 20TH DAY OF
                 SEPTEMBER, 1999, BETWEEN SAN JOAQUIN OIL & GAS
                 LTD. AND DAVIS & NAMSON CONSULTING GEOLOGISTS.


                WHEREAS Davis & Namson Consulting Geologists and San Joaquin Oil & Gas Ltd. are parties to that Agreement dated the 20th day of September, 1999 (hereinafter called the "Agreement") to which this Royalty Procedure is attached as Schedule "B"; and

                WHEREAS pursuant to the terms and conditions of the Agreement, San Joaquin Oil & Gas Ltd. agrees to grant to Davis & Namson Consulting Geologists a gross overriding royalty as more particularly set forth herein;

                NOW THEREFORE in consideration of the mutual covenants and agreements herein contained and subject to the terms and conditions hereinafter set forth, the parties agree as follows:

 1.00       DEFINITIONS

            In this Royalty Procedure including the recitals and this Clause, unless the context otherwise requires, the following terms shall have the meanings hereinafter assigned thereto, namely:

         (a) AFFILIATE means, with respect to the relationship between partnerships or corporations, that one of them is controlled by the other or both of them are controlled by the same person, corporation or partnership; and for this purpose a corporation shall be deemed controlled by those persons, corporations or partnerships who own or effectively control, other than by way of security only, sufficient voting shares of the corporation (whether directly through the ownership of shares of the corporation or indirectly through the ownership of shares of another corporation which owns shares of the corporation) to elect the majority of its board of directors, and a partnership shall be deemed controlled by any person, corporation or partnership with a beneficial ownership of more than 50% in such partnership.

         (b)      CONDENSATE  means a mixture  mainly of  pentanes  and  heavier hydrocarbons (whether or not contaminated with sulphur compounds) that is recovered or recoverable at a well from an underground reservoir and that may be gaseous in its virgin reservoir state but is liquid at the conditions under which its volume is measured or estimated.

         (c) CRUDE OIL means a mixture mainly of pentanes and heavier hydrocarbons (whether or not contaminated with sulphur compounds) that is recovered or recoverable at a well from an underground reservoir and that is liquid at the conditions under which its volume is measured or estimated and includes all other hydrocarbon mixtures so recovered except Natural Gas and Condensate.

         (d) CURRENT MARKET VALUE means the price received by the Grantor at the Point of Measurement for its share of Petroleum Substances produced and marketed from, or pursuant to a scheme of pooling or unitization allocated to, the Royalty Lands, which price shall not be less than that which the Grantor would have received at the wellhead in an arm's length transaction if acting as a reasonably prudent operator having regard to the current market prices, availability to market, type of transportation service available and economic conditions of the petroleum industry generally.

         (e)      GRANTOR means San Joaquin Oil & Gas Ltd.

         (f) NATURAL GAS means Raw Gas or marketable gas as the context so requires, and as those terms are defined in the Regulations;

         (g) NET REVENUE INTEREST means the percentage interest remaining in any particular Royalty Lands after all applicable lessor royalties and other similar existing burdens or encumbrances relating thereto are subtracted from 100%.

         (h) OVERRIDING ROYALTY means the applicable percentage gross overriding royalty as reserved in this Royalty Procedure in favour of the Royalty Owner, more particularly described in the Clause entitled "Overriding Royalty" in this Royalty Procedure.

         (i) PETROLEUM SUBSTANCES means all Crude Oil, Natural Gas, Condensate, related hydrocarbons, sulphur and every other substance an interest in which is granted under the Said Leases.

         (j) POINT OF MEASUREMENT means the production tankage in the case of Crude Oil and Condensate and shall mean the point of delivery in the case of Natural Gas and all other Petroleum Substances.

         (k) PROSPECT LETTERS means any letters in the form of Schedule "C" to the Agreement which are attached hereto pursuant to the provisions of the Agreement.

         (l)      RAW GAS has the meaning prescribed by the Regulations.


         (m) REGULATIONS means all statutes, laws, rules, orders and regulations in effect from time to time and made by governments or governmental boards or agencies having jurisdiction over the Royalty Lands and over the operations to be conducted thereon.

         (n) ROYALTY LANDS means the areal, stratigraphic and substance rights for lands within areas indicated in Prospect Maps for which leases or other interests are obtained by Grantor within two years of Grantor's acceptance of each applicable Prospect Letter attached hereto pursuant to the provisions of the Agreement.

         (o) ROYALTY OWNER means Thomas L. Davis & Jay S. Namson, each as to a 50% interest.


         (p) SAID LEASES means the title documents relating to the Royalty Lands, and any extensions, renewals, variations or replacements of the title documents insofar as they relate to the Royalty Lands.

 2.00       OVERRIDING ROYALTY

 2.01       QUANTIFICATION OF OVERRIDING ROYALTY
            (a) The Grantor hereby grants to the Royalty Owner an Overriding Royalty, which shall comprise an interest in the Petroleum Substances within, upon and under the Royalty Lands. The gross volume of Petroleum Substances comprising the Overriding Royalty shall be quantified as the following applicable percentage of the Current Market Value of the gross monthly production of Petroleum Substances from each well on the Royalty Lands in accordance with the following applicable Net Revenue Interest for such Royalty Lands:

                    OVERRIDING ROYALTY PERCENTAGE    IF THE NET REVENUE INTEREST IS:
                    -----------------------------    -------------------------------
                            3%                                Greater than 87.5%
                            2.5%                              84% to 87.49%, inclusive
                            2.0%                              81% to 83.99%, inclusive
                            1.5%                              Less than 81%

            (b) For the purpose of determining the Overriding Royalty payable to the Royalty Owner for each well on the Royalty Lands, the applicable Overriding Royalty percentage set forth in Subsection (a) shall be multiplied by the percentage working (participating) interest in the Petroleum Substances held by the Grantor in that well. Grantor may agree to grant interests in the Royalty Lands to other parties in exchange for such other parties agreeing to share in the costs of acquiring the Royalty Lands and drilling wells thereon. In such case, Grantor shall ensure that each such party shall be responsible for its respective share of the Overriding Royalty payable with respect to such Royalty Lands.

            (c) If any portion of the Royalty Lands is pooled or unitized in accordance with the provisions of Articles 8 and 9 respectively, the Overriding Royalty will be calculated based on the quantity of Petroleum Substances thereby allocated to the affected Royalty Lands.

            (d) If Grantor's interest in all or a portion of the Royalty Lands has been acquired by virtue of an option or farmout agreement, and the Grantor's interest is subject to an overriding royalty, carried or net profit or other interest which may be converted by the optionor or farmor to a working (participating) interest, any assignment of an interest to such optionor or farmor upon such conversion shall not be subject to the Overriding Royalty. After such conversion, the Overriding Royalty shall be calculated on the basis of the Grantor's reduced interest.

 2.02       SEPARATE QUANTIFICATION FOR CRUDE OIL

            If the Grantor completes any well on the Royalty Lands in more than one zone producing Crude Oil and production therefrom is segregated and accounted for separately in accordance with the appropriate regulations, the Overriding Royalty shall be quantified separately for each producing zone rather than for the total production from such well, less only those charges permitted herein.

 3.00       OVERRIDING ROYALTY NOT TAKEN IN KIND

 3.01       PAYMENTS MADE TO ROYALTY OWNER MONTHLY

            When and to the extent that the Royalty Owner is not taking its share of Petroleum Substances in kind, every sale of Petroleum Substances produced from the Royalty Lands by the Grantor shall include the Royalty Owner's Overriding Royalty share thereof. The Grantor shall remit to the Royalty Owner all monies accruing to the Royalty Owner on account of the Overriding Royalty on or before the twenty-fifth (25th) working day following the calendar month in which such Petroleum Substances were sold. The Overriding Royalty shall be paid to the partners comprising Royalty Owner in the following proportions:

                    Jay S. Namson    50%
                    Thomas L. Davis  50%

 3.02       MONTHLY STATEMENTS PROVIDED TO ROYALTY OWNER

            The Grantor shall enclose with each monthly payment to the Royalty Owner the following information:

            (a) a statement showing the quantity and kind of the Petroleum Substances produced, saved and sold from the Royalty Lands in the immediately preceding calendar month and the Current Market Value thereof, together with a calculation of the Overriding Royalty for such immediately preceding calendar month; and

            (b)     if  requested,   a  copy  of  the   Grantor's   governmental
                    production statement for the month for which the Overriding Royalty is calculated.

 3.03       PERMITTED DEDUCTIONS

            Royalty Owner shall be responsible for any taxes payable with respect to its share of Petroleum Substances. To the extent that the Royalty Owner does not take its Overriding Royalty share of Petroleum Substances in kind, as hereinafter provided, the Overriding Royalty shall be paid on the Current Market Value of the Petroleum Substances without any deductions except the following:

            (a) with respect to Crude Oil and Condensate, the Overriding Royalty will bear a proportionate share of the actual costs of transportation to market connection, where sales are not made f.o.b. the tanks serving the Royalty Lands; and
            (b) with respect to Natural Gas, the cost of gathering, compressing, treating, processing and transporting the Overriding Royalty share of the Natural Gas may be deducted from the Current Market Value of the Natural Gas;

            provided that such costs may only be deducted to the extent that they are actually incurred and are reasonable.

 3.04       PETROLEUM SUBSTANCES SOLD AT LESS THAN CURRENT MARKET VALUE

            If any Petroleum Substances are sold at less than Current Market Value in any transactions (including those transactions which are not at arm's length or any transactions involving any arrangement from which the Grantor obtains a collateral advantage in consideration of the reduced price), the gross proceeds of the sale of such Petroleum Substances shall, for the purposes of calculating the Overriding Royalty, not be less than the Current Market Value of those Petroleum Substances when produced from the Royalty Lands.

 4.00       OVERRIDING ROYALTY TAKEN IN KIND

 4.01       NOTICE TO GRANTOR

            The Royalty Owner shall have the right to take in kind the Royalty Owner's share of Petroleum Substances. Such right may be exercised separately with respect to Crude Oil, Raw Gas, individual Natural Gas liquids, Condensate, marketable gas or any other individual Petroleum Substance. In the case of Crude Oil and Condensate, such right shall only be exercised on a minimum of forty-five (45) days notice to the Grantor. In the case of all other Petroleum Substances such right shall only be exercised on six (6) months notice to the Grantor. If the Royalty Owner, however, signifies in writing its consent to the sale of any of the Royalty Owner's share of Petroleum Substances under a contract made by the Grantor providing for a minimum term in excess of the said respective notice periods, the Royalty Owner's right to take in kind any Petroleum Substances subject to such contract shall be suspended during the term of such contract. The Royalty Owner may cease to take in kind any Petroleum Substances upon giving the Grantor the same minimum notice as required in order to permit the Royalty Owner to take such Petroleum Substances in kind as aforesaid. The right to take in kind or to cease to take in kind may be exercised from time to time subject only to the foregoing provisions of this Subclause.

4.02        GRANTOR'S RESPONSIBILITIES

            When the Royalty Owner is taking in kind any of the Royalty Owner's share of Petroleum Substances other than Raw Gas, the Grantor shall in respect to Crude Oil and at no cost to the Royalty Owner, remove basic sediment and water therefrom in accordance with good oilfield practice so that pipeline specifications in that regard will be met, and the Royalty Owner shall also have the right to use free of charge a proportionate share of the Grantor's lease tankage and storage facilities to store a maximum of ten (10) days accumulation of the Royalty Owner's share of such Petroleum Substances. In respect to Crude Oil and Condensate the Grantor shall deliver the same to the Royalty Owner, or its nominee, at the tank outlets in accordance with usual and customary pipeline and shipping practice, free and clear of all charges whatsoever. Grantor shall deliver Royalty Owner's share of Raw Gas to the Royalty Owner or its nominee at the wellhead of the relevant well, provided that to the extent the Royalty Owner so requests on reasonable notice to the Grantor and the Grantor can reasonably comply with such request, the Grantor shall gather, compress, transport, treat and process such share of Raw Gas with the Grantor's share of Raw Gas from the applicable wells and deliver to the Royalty Owner at the relevant plant outlet, the Royalty Owner's Overriding Royalty share of marketable gas and other Petroleum Substances obtained from such share of Raw Gas. In such event, the Royalty Owner shall be responsible for:

            (i) its proportionate share of the costs of gathering, compressing, transporting, treating and processing such Raw Gas where the Grantor or an Affiliate thereof does not own such facilities; or

            (ii) where the Grantor or an Affiliate thereof owns such facilities, such fee as may be agreed upon by the Grantor and the Royalty Owner for the use of such facilities and the making of the Royalty Owner's Overriding Royalty share of Raw Gas marketable.

 5.00       RIGHT TO AUDIT

5.01     EXAMINATION OF RECORDS

            The Royalty Owner shall have the right to audit the records of the Grantor insofar as they relate to any matter or items required to determine the accuracy of any statements or payments with respect to the Overriding Royalty. The books, records, vouchers and accounts maintained by the Grantor shall be open to inspection at all reasonable times during business hours by an officer, agent, employee or other person appointed or authorized by the Royalty Owner, in writing, to examine the same.

 5.02       DISCREPANCIES

            Any payment made or statement rendered by the Grantor hereunder which is not disputed by the Royalty Owner on or before the last day of the twenty-fourth (24th) month following the end of the calendar year of the month for which such statement or payment was rendered shall be deemed to have been correct.

 5.03       RIGHT TO VIEW OPERATIONS

            The Royalty Owner shall also have the right (which may be exercised through servants or agents) to enter at its sole cost, risk and expense upon the Royalty Lands at all reasonable times to gauge tanks, check the quantities of Petroleum Substances in storage, witness tests and otherwise view operations on the Royalty Lands.

 5.04       RIGHTS SUSPENDED

            The provisions of Subclauses 5.01 and 5.03 shall be suspended where the Grantor is drilling a well to obtain information to assist it in bidding for lands posted for sale by any governmental authority, until such sale is completed.

 6.00       RATEABLE PRODUCTION

 6.01       GRANTOR TO MARKET RATEABLY

            The Grantor shall, subject to the Clause entitled "Overriding Royalty Taken In Kind", make every reasonable endeavour within its legal authority to market any of the Petroleum Substances produced or capable of being produced from the Royalty Lands rateably with any other similar substances produced from any lands within the same pool in which the Grantor or any Affiliate has an interest and further the Grantor covenants that it will not discriminate against the Petroleum Substances produced or capable of being produced from the Royalty Lands in the production and marketing of the same.

 7.00       RIGHT TO COMMINGLE

 7.01       GRANTOR MAY COMMINGLE PETROLEUM SUBSTANCES

            The Grantor shall have the right to commingle Petroleum Substances produced from the Royalty Lands with Petroleum Substances produced from other lands, provided methods acceptable to the Royalty Owner are used to determine the proper measurement of individual well production. Where governmental regulations or orders require segregated production tests of individual wells at intervals not greater than two months, such tests will be deemed acceptable to the Royalty Owner under this Clause and no further tests will be required.

 8.00       POOLING

 8.01       POOLINGS AUTHORIZED BY ROYALTY OWNER

            The Grantor shall have the right to pool any portion of the Royalty Lands forming less than a spacing unit for the production of Petroleum Substances with lands other than the Royalty Lands in order to form a complete spacing unit for the production of Petroleum Substances. Unless otherwise agreed to in writing by the Royalty Owner or ordered by governmental authority, such pooling will be on a surface acreage basis; that is, the production of Petroleum Substances from the well on the pooled lands comprising the spacing unit shall be divided between the Royalty Lands and the other lands in such spacing unit in the proportion that the number of acres of the Royalty Lands in such spacing unit is to the number of acres of the other lands in such spacing unit. Where, however, the Overriding Royalty is a sliding scale royalty based upon the amount of production from the spacing unit, the rate of such sliding scale royalty shall be calculated upon the total production from the spacing unit, but such rate shall be applied only upon the production deemed produced from the Royalty Lands in the spacing unit in order to determine the Overriding Royalty. If such pooling is effected, the Overriding Royalty shall thereafter be calculated and paid in accordance with the foregoing provisions of this Clause.

 9.00       UNITIZATION

 9.01       ROYALTY OWNER TO CONSENT TO UNITIZATION

            The Grantor shall not include the Royalty Lands or any part thereof in any voluntary plan of unitization comprising more than one spacing unit without the written consent of the Royalty Owner. The execution by the Royalty Owner of the applicable unit agreement shall be deemed to be consent to such unitization under this Clause.

10.00       SURRENDER

10.01       GRANTOR TO KEEP LEASES IN GOOD STANDING

            The Grantor shall pay all rentals, royalties, taxes and charges payable under the provisions of the Said Leases or with respect to the Royalty Lands and the production therefrom, either directly or by reimbursing the Royalty Owner, and shall keep the Said Leases in good standing until surrender thereof as herein provided for and shall not allow the Said Leases to terminate or become subject to forfeiture.

10.02       NOTICE OBLIGATIONS ON SURRENDER

            The Grantor shall not surrender any portion of the Royalty Lands without giving notice of such proposed surrender in writing (hereinafter called "the Surrender Notice") to the Royalty Owner at least sixty (60) days before the next ensuing anniversary date of the lease covering the lands or interest therein which it proposes to surrender. Within thirty (30) days after receipt of the Surrender Notice, the Royalty Owner may elect in writing to acquire such interest and if it does so the Grantor shall, without warranty, forthwith transfer or assign such interest to the Royalty Owner. The Overriding Royalty shall thereafter cease to be payable with respect to the interest so assigned to the Royalty Owner. If the Royalty Owner fails to make the election as provided for herein, the Grantor may surrender the lands specified in the Surrender Notice.

10.03       SURRENDER SUBJECT TO FORFEITURE

            If the Grantor proposes to surrender any portion of the Royalty Lands to avoid an obligation to drill a well, the provision for notice and assignment in the preceding Subclause shall apply, mutatis mutandis, provided that the assignment, if requested by the Royalty Owner, shall be of the entire interest which is subject to forfeiture by reason of the failure to drill such well and the surrender notice shall be given not less than sixty (60) days before the well must be commenced to meet the obligation.

10.04       ROYALTY OWNER TO ASSUME RIGHTS AND OBLIGATIONS

            Upon the Royalty Owner electing to acquire the interest to be surrendered as set forth herein, the Royalty Owner shall assume all rights and obligations of the Grantor with respect to the interest assigned, including indemnification of the Grantor, which rights, obligations and indemnification accrue from and after the effective date of such assignment. The effective date of such assignment shall be the date upon which Royalty Owner elected to acquire the subject interest as provided herein.

11.00       ASSIGNMENT

11.01    NOMINATION OF ASSIGNEE

            If the Royalty Owner transfers, assigns or otherwise disposes of any part of its interest hereunder to more than one party, it shall ensure that one of the parties to whom such disposition is made shall be nominated to receive the payment of the Overriding Royalty on behalf of all such parties and until written notice of such nomination is received by the Grantor, the Grantor shall be entitled to continue to make payments of the Overriding Royalty to the Royalty Owner.

11.02       ASSIGNMENT BY GRANTOR

            If the Grantor disposes, in any manner whatsoever, of its interest in this Royalty Procedure, the Royalty Lands, the Said Leases or any portion or portions thereof, it shall at all times continue to be bound by the provisions of this Royalty Procedure as if there had been no assignment, until such time as the Royalty Owner shall have been served with a document reflecting the assignment. Such assignment document shall be accompanied by a written undertaking by the Assignee, directly enforceable by the Royalty Owner, to perform and be bound thereafter by all of the provisions of this Royalty Procedure to the same extent and degree, with respect to the interest which has been assigned to it, as it would have been had it been a party to this Royalty Procedure in the place of the Grantor.

12.00       LIABILITY AND INDEMNITY

12.01       GRANTOR'S RESPONSIBILITY

            The Grantor shall:

            (a) be liable to the Royalty Owner for all losses, costs, damages and expenses whatsoever (whether contractual or tortious) which the Royalty Owner may suffer, sustain, pay or incur; and

            (b) in addition, indemnify and hold harmless the Royalty Owner and its directors, officers, agents and employees against all actions, causes of action, proceedings, claims, demands, losses, costs, damages and expenses whatsoever which may be brought against or suffered by the Royalty Owner, its directors, officers, agents and employees or which they may sustain, pay or incur;

            insofar as they are either a direct result of or directly attributable to any act or omission (whether negligent or otherwise) of the Grantor with respect to operations or activities conducted by it or on behalf of it.

12.02       ROYALTY OWNER'S RESPONSIBILITY

            Where the Royalty Owner conducts operations or activities with respect to the Royalty Lands, the provisions of the preceding Subclause shall apply, mutatis mutandis, to determine the Royalty Owner's responsibility to the Grantor with respect to losses attributable to such operations or activities.

13.00       CONFIDENTIAL INFORMATION

13.01       CONFIDENTIALITY REQUIREMENT

            Except as provided herein, all data and information of any nature acquired by the parties from any operations pursuant to this Royalty Procedure, or supplied by one party to the other pursuant hereto, shall be for the sole and exclusive use and benefit of the parties hereto unless the parties agree to the dissemination of such information or unless a party hereto is required to give such information to any governmental department, body or agency, or any recognized association within the petroleum industry, of which it is a member, that engages in the exchange of factual information relating to the type of operations contemplated by this Royalty Procedure. In no event shall information of any type or character relating to wells drilled on a confidential basis to the parties be disclosed by a party without prior written agreement of the other party.

13.02       DISCLOSURE TO AFFILIATES

            The provisions of this Clause shall not apply to disclosures to Affiliates provided that such Affiliates agree to be bound by the terms of this Clause.

14.00       ABANDONMENT

14.01       NOTICE OF INTENTION TO ABANDON

            If the Grantor intends to abandon any well drilled on the Royalty Lands, it shall give notice to the Royalty Owner of such intention and provide the Royalty Owner with all available well information which may be reasonably required by the Royalty Owner to determine whether it wishes to exercise its rights pursuant to this Clause. Following receipt of such notice and of all other required information, the Royalty Owner may, within forty-eight (48) hours when a drilling rig is on location and within thirty (30) days in all other cases, elect to take over the well at its own cost, risk and expense.

14.02       GRANTOR ABANDONS WELL

            If the Royalty Owner fails to reply to the Grantor within the applicable aforementioned time period or if the Royalty Owner advises the Grantor by notice in writing within said period that the Royalty Owner consents to the proposed abandonment of a well, the Grantor shall, at its sole cost, risk and expense, abandon the well in accordance with good oilfield practice and the Regulations.

14.03       ROYALTY OWNER ELECTS TO TAKE OVER WELL

            If the Royalty Owner elects to take over a well within the time period aforesaid, then:

            (a) the entire interest granted under this Royalty Procedure by the Royalty Owner to the Grantor in the spacing unit on which the well is situated shall be assigned by the Grantor to the Royalty Owner;

            (b) the Royalty Lands comprising the production spacing unit for such well shall no longer be subject to this Royalty Procedure;

            (c) the Royalty Owner shall thereafter own such spacing unit and well and all material, equipment and production therein and thereon or relating thereto; and

            (d) the Royalty Owner shall reimburse the Grantor for the salvage value of any material and equipment on the spacing unit or relating thereto which the Royalty Owner wishes to retain, less the estimated cost of salvaging such material and equipment.

14.04       OBLIGATIONS AND LIABILITIES UPON ABANDONMENT

            If the Royalty Owner takes over a well pursuant to this Clause, the Royalty Owner shall, effective as of the date of the Royalty Owner's election to take over that well, assume all rights and obligations of the Grantor with respect to the interest assigned, including indemnification of the Grantor, and the Grantor shall be released and discharged from all obligations thereafter accruing with respect to the well. The Grantor shall not be released from any obligation which ought to have been performed by it or any liability which may have accrued prior to takeover of such well by the Royalty Owner.

14.05       PRODUCTION EXCLUDED

            A spacing unit surrendered by the Grantor to the Royalty Owner pursuant to an abandonment notice as aforesaid, shall exclude Petroleum Substances being produced or that are capable of being produced from any other well or wells, the production from which is attributable to any other horizons or formations underlying that portion of the Royalty Lands on which the well subject to the abandonment notice is located.

15.00       DEFAULT

15.01       RIGHTS OF ROYALTY OWNER

            If the Grantor defaults in respect of any obligations or covenants on its part to be satisfied and performed, the satisfaction or performance of which has not been waived in writing by the Royalty Owner, the Royalty Owner may give to the Grantor written notice requiring it to remedy the default.


15.02       DEFAULT NOT TO APPLY TO PRODUCTION

            Any default pursuant to the preceding Subclause shall not apply to any spacing unit on which there is located a well capable of producing Petroleum Substances in paying quantities or on which a well is being drilled at the time of cancellation and termination, unless the default aforesaid is in respect of the spacing unit or some portion thereof, either alone or together with any other portion or portions of the Royalty Lands.

15.03       RIGHTS ARE IN ADDITION TO OTHER RIGHTS

            The rights herein granted to the Royalty Owner shall be in addition to and not be in substitution for any other right or remedy which the Royalty Owner may have.

16.00       LIEN

16.01       ROYALTY OWNER'S LIEN

            The Royalty Owner shall be entitled to and shall have a first and paramount lien upon the Grantor's share of all Petroleum Substances from time to time produced from the Royalty Lands to secure the payment of the Overriding Royalty. Such lien shall not operate to release the Grantor from personal liability for monies due to the Royalty Owner. Such lien shall not attach to the Grantor's share of Petroleum Substances sold or otherwise disposed of from the Royalty Lands, but immediately upon default occurring in payment by the Grantor of monies payable to the Royalty Owner such lien shall operate as an assignment to the Royalty Owner of the consideration thereafter payable to the Royalty Owner for the Petroleum Substances sold, up to the amount owed to the Royalty Owner and not so paid by the Grantor.

16.02       SERVICE OF AGREEMENT TO CONSTITUTE AUTHORITY

            Service of a copy of this agreement upon any purchaser of Petroleum Substances together with written notice from the Royalty Owner shall constitute written authorization on the part of the Grantor for such purchaser to pay the Royalty Owner the proceeds from any sale or sales of the Grantor's share of Petroleum Substances, up to the amount owed to the Royalty Owner by the Grantor, and such purchaser is authorized to rely solely upon the statement of the Royalty Owner as to the amount owed to the Royalty Owner by the Grantor.

16.03       PROOF OF DEFAULT

            The books and records kept by the Royalty Owner shall constitute written proof of the existence of such default, although no purchaser shall be obliged to examine the same before acting upon such notice of default.

17.0     WELL INFORMATION

17.01       INFORMATION TO ROYALTY OWNER

            The Grantor shall, with respect to each well drilled or being drilled (or reworked, deepened or plugged back) on the Royalty
            Lands:

            (a)     give the Royalty  Owner notice,  not later than  forty-eight
                    (48) hours before the date of spudding the well, that the Grantor proposes to drill the well, and promptly give the Royalty Owner notice when actual drilling operations have commenced on the well;

            (b) during the drilling of the well, furnish the Royalty Owner with daily drilling and geological reports; and

            (c) provide the Royalty Owner promptly with all information relative to mud samples and drill stem test fluid samples, copies of all drill stem tests and service reports thereon, copies of pressure charts and copies of all logs run in the well, together with a copy of the completion report including the details and results of all production tests carried out with respect to the well.

17.02       LIMITS ON USE OF INFORMATION

            Royalty Owner may not use any information provided pursuant to Subclause 17.01 to acquire lands or leases or otherwise compete with Grantor within the area of the applicable Prospect.

18.00       NOTICES

18.01       SERVICE OF NOTICES

            Whether or not so stipulated herein all notices, communications and statements (herein called "notices") required or permitted hereunder shall be in writing. Any notice to be given hereunder shall be deemed to be served properly if served in any of the following modes:

            (a) personally, by delivering the notice to the party on whom it is to be served at that party's address for service, which notice shall be deemed received by the addressee when actually delivered as aforesaid, if such delivery is during normal business hours; provided that if a notice is not delivered during the addressee's normal business hours, such notice shall be deemed to have been received by such party at the commencement of the next ensuing business day following the date of delivery;

            (b) by telefacsimile (or by any other like method by which a written and recorded message may be sent) directed to the party on whom it is to be served at that party's address for service, which notice shall be deemed received by the respective addressees thereof: (i) when actually received by them, if received within normal business hours; or (ii) at the commencement of the next ensuing business day following transmission thereof, if such notice is not received during such normal business hours; or

            (c) by mailing it first class (air mail if to or from a location outside Canada) double registered post, postage prepaid, directed to the party on whom it is to be served at that party's address for service, which notice shall be deemed to be received by the addressee at noon, local time, on the earlier of the actual date of receipt or the fourth (4th) day (excluding Saturdays, Sundays and statutory holidays) following the mailing thereof; provided that, if postal service is interrupted or operating with unusual or imminent delay, notice shall not be served by such means during such interruption or period of delay.

            For notice periods of forty-eight (48) hours or less, the applicable notice shall be given in accordance with paragraph (a) or (b) of this Subclause.

18.02       ADDRESSES FOR NOTICES

            The address for service of notices hereunder of each of the parties shall be as follows:

            The Grantor:             SAN JOAQUIN OIL & GAS LTD.
                                     53 Stratford Place S.W.
                                     Calgary, Alberta  T3H 1H7
                                     Fax: (403) 246-5056

            The Royalty Owner:       DAVIS & NAMSON CONSULTING GEOLOGISTS
                                     301 S. Maclay Street, Suite 201
                                     San Fernando, California  91340
                                     Fax: (818) 838-0366


18.03       RIGHT TO CHANGE ADDRESS

            Any party may change its address for service by notice to the other parties.

19.00       MISCELLANEOUS

19.01       DEVELOPMENT OF LANDS

            Nothing in this Royalty Procedure is to be construed as an express or implied covenant by the Grantor to develop the Royalty Lands.

19.02       PERPETUITIES

            Notwithstanding anything contained in this Royalty Procedure, any right under this Royalty Procedure of a party to acquire any interest from another party shall terminate not later than the expiration of twenty-one (21) years after the death of the last surviving descendant now living of the Governor of the State of California.

19.03       PARTIES TO DO ALL FURTHER ACTS

            The parties hereto shall from time to time and at all times do all such further acts and execute and deliver all such further deeds and documents as shall be reasonably required in order fully to perform and carry out the terms of this Royalty Procedure.

19.04       NO WAIVER EXCEPT IN WRITING

            No waiver by any party hereto of any breach of any of the covenants, conditions or provisos herein contained shall be effective or be binding upon another party unless the same be expressed in writing, and any waiver so expressed shall not limit or affect its right with respect to any other or future breach.

19.05       TIME OF ESSENCE

            Time is of the essence of this Royalty Procedure.

19.06       ROYALTY RUNS WITH LANDS

            The obligation of the Grantor to pay the Overriding Royalty shall be a covenant running with the Royalty Lands during the term of this Royalty Procedure.

19.07       HEADINGS

            The headings of the Clauses of this Royalty  Procedure  are inserted
            for   convenience  of  reference  only  and  shall  not  affect  the construction or interpretation of this Royalty Procedure.

19.08       CONFLICTS

            Wherever any term or condition of this Royalty Procedure conflicts or is at variance with any term or condition of the Agreement, the provisions of the Agreement shall prevail.